EXHIBIT 99.1

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2016, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

FLAGSTAR BANCORP, INC.
5151 Corporate Drive
Troy, Michigan 48098

LETTER OF TRANSMITTAL
To Exchange
6.125% Senior Notes due 2021 issued on July 11, 2016

Exchange Agent:
WILMINGTON TRUST, NATIONAL ASSOCIATION

TO: Wilmington Trust, National Association

Deliver To:
Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, DE 19890 Facsimile: (302) 636-4145
Attention: Workflow Management- 5th Floor
Other Inquiries: DTC2@wilmingtontrust.com

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

The undersigned acknowledges receipt of the Prospectus dated , 2016 (the “Prospectus”) of Flagstar Bancorp, Inc., a Michigan corporation (the “Company”) and this Letter of Transmittal (this “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange up to $250,000,000 aggregate principal amount of the Company’s newly issued 6.125% Senior Notes due 2021 (the “New Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding unregistered 6.125% Senior Notes due 2021 issued on July 11, 2016 (the “Old Notes”).
The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.
All holders of Old Notes who wish to tender their Old Notes must, prior to the Expiration Date: (1) complete, sign, date and deliver this Letter, or a facsimile thereof, to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Old Notes or, if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering mandated by the Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) described in the Instructions to this Letter. Holders of Old Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption “Exchange Offer; Registration Rights-Procedures for Tendering-Guaranteed Delivery” in the Prospectus. (See Instruction 1).

Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the New Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent. The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above.

PLEASE READ THIS ENTIRE LETTER, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW.
Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.
List in Box 1 below the Old Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Old Notes on a separate signed schedule and affix that schedule to this Letter.

BOX 1
TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Series of Old Notes Being Tendered	Certificate Number(s)(1)	Aggregate Principal Amount of Old Notes	Principal Amount of Old Notes Tendered If Less Than All (2)

Total:

1. Need not be completed if Old Notes are being tendered by book-entry.

2.
The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 and in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount of Old Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

The Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:
DTC Account Number:
Transaction Code Number:

BY CREDITING THE OLD NOTES TO THE EXCHANGE AGENT’S ACCOUNT WITH ATOP AND BY COMPLYING WITH APPLICABLE ATOP PROCEDURES WITH RESPECT TO THE EXCHANGE OFFER, THE HOLDER OF THE OLD NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THE LETTER OF TRANSMITTAL AND CONFIRMS ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF SUCH OLD NOTES ALL PROVISIONS OF THE LETTER OF TRANSMITTAL APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF SUCH BENEFICIAL OWNERS HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:
Name(s) of Registered Owner(s):
Date of Execution of Notice of Guaranteed Delivery:
Window Ticket Number (if available):
Name of Eligible Institution which Guaranteed Delivery:
☐	CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OR UNTENDERED OLD NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER(S) SET FORTH ABOVE.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Notes tendered. The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Old Notes, with full power of substitution, to: (a) deliver certificates for such Old Notes; (b) deliver Old Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company against receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of the Old Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire the New Notes and agrees that the Company will acquire good, marketable and unencumbered title to the Old Notes tendered hereby, free and clear of all security interests, liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete or evidence the exchange, assignment and transfer of the Old Notes tendered for exchange hereby. The undersigned agrees that acceptance of any tendered Old Notes by the Company and the issuance of Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement (as defined in the Prospectus) and that, upon the issuance of the New Notes, the Company will have no further obligations or liabilities thereunder.
The undersigned hereby further represents to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Shearman & Sterling no action letter (dated July 2, 1993), and similar no-action letters, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement and (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
The Company has agreed that, subject to the provisions of the Registration Rights Agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer (as defined below) in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired by such participating broker-dealer for its own account as a result of market-making activities or other trading activities, until the earlier of (x) 180 days from the date on which the registration statement of which the Prospectus is a part is declared effective and (y) the date on which such broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities. In that regard, each broker-dealer who acquired Old Notes for its own account as a result of market-making or other trading activities (a “participating broker-dealer”), by tendering such Old Notes and pursuant to this Letter, agrees that, upon receipt of notice from the Company of the existence of any fact or the happening of any event that makes any statement of material fact made in the Prospectus untrue, or that requires the making of any additions to or changes in the Prospectus to make the statements therein not misleading, such participating broker-dealer will suspend the sale of New Notes pursuant to the Prospectus until such participating broker-dealer’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.
All authority conferred or agreed to be conferred by this Letter shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors, assigns, executors and administrators. Tenders may be withdrawn only in connection with the procedures set forth in the Instructions contained in this Letter. Except as otherwise stated in the Prospectus, this tender is irrevocable.
Unless otherwise indicated under “Special Delivery Instructions” in Box 4 below, the Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Old Notes not tendered but represented by a certificate also encompassing New Notes which are tendered) to the undersigned at the address set forth in Box 1.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE WHETHER OR NOT OLD NOTES ARE BEING PHYSICALLY TENDERED HEREBY

This box must be signed by registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, attorney-in-fact, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

X
X
(Signature(s) of Owner(s) or Authorized Signatory)
Date: _____________________
Name(s): ______________________________________________________________________________________________                                (Please Print)
Capacity (Full Title): _____________________________________________________________________________________
Address: ______________________________________________________________________________________________                                (Include Zip Code)
Area Code and Telephone No.: _____________________________________________________________________________
Taxpayer Identification Number or Social Security Number: _____________________________________________________

SIGNATURE GUARANTEE (SEE INSTRUCTION 3 BELOW)
certain signatures must be guaranteed by an eligible institution

(Name of Eligible Institution Guaranteeing Signatures)

Address (Including Zip Code)

Telephone Number (Including Area Code) of Firm:

(Authorized Signature)

(Title)

(Print Name)

Date:

BOX 3

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if certificates for Old Notes in a principal amount not exchanged, or New Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Old Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer facility other than the account indicated above.

Issue and deliver:

(Check appropriate boxes)

☐ Old Notes not tendered

☐  Notes, to:

(Please Print)

Name:

Address:

Tax I.D. or Social Security Number:

BOX 4

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if the New Notes and/or any Old Notes that are not tendered are to be sent to someone other than the registered holder of the Old Notes whose signature appears in Box 2, or to such registered holder at an address other than that shown in Box 2.

Mail:

(Check appropriate boxes)

☐   Old Notes not tendered

☐ New Notes, to:

(Please Print)

Name:

Address:

Tax I.D. or Social Security Number:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS

1. DELIVERY OF THIS LETTER AND CERTIFICATES. Certificates for Old Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the Expiration Date. The method of delivery of this Letter, certificates for Old Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

If tendered Old Notes are registered in the name of the signer of this Letter and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder and delivered to the registered holder’s address as set forth in Box 2 or if the Old Notes are tendered for the account of an Eligible Institution (as defined below), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in a form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an “Eligible Institution”) that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. In all other cases, the signature on this Letter must be guaranteed by an Eligible Institution.
Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such registered holder promptly and instruct such holder to tender Old Notes on such beneficial owner’s behalf. If such beneficial owner wishes to tender such Old Notes himself or herself, such beneficial owner must, prior to completing and executing this Letter and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.
Holders whose Old Notes are not immediately available or who cannot deliver their Old Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution; (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, courier or overnight delivery) (x) setting forth the name and address of the holder, the description of the Old Notes, including, if possible, the certificate numbers of the tendered Old Notes, and the principal amount of Old Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three business days after the expiration date of the Exchange Offer, this Letter, or an agent’s message, together with the certificates representing the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all tendered Old Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three business days after the expiration date of the Exchange Offer, all as provided in the Prospectus under the caption “Exchange Offer; Registration Rights-Procedures for Tendering-Guaranteed Delivery.” The method of delivery of Old Notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or before the Expiration Date.
A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed Letter of Transmittal or agent’s message accompanied by the Old Notes or a timely Book-Entry Confirmation, as the case may be, is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal or agent’s message (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).
All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, whose determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of Old Notes will not be considered valid and may not be accepted. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notice to tendering holders of acceptance of their Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be conclusive, final and binding.
Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.
2. PARTIAL TENDERS; WITHDRAWALS. Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If less than the entire principal amount of any Old Notes evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Old Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Old Notes not tendered will be sent to the holder, unless otherwise provided in Box 4, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Old Notes represented by a submitted certificate is tendered (or, in the case of Old Notes tendered by book-entry transfer, such non-exchanged Old Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).
A tender pursuant to the Exchange Offers may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address or facsimile number set forth in the back cover of the Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, a description of the Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, must be signed by the holder of those Old Notes in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes, and in addition, must specify, in the case of Old Notes tendered by delivery of certificates for such Old Notes, the name of the registered holder, if different from that of the tendering holder or, in the case of Old Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Old Notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the Old Notes have been tendered for the account of an eligible institution. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.
Alternatively, for a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC prior to the Expiration Date. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.
3. SIGNATURES ON THIS LETTER; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the holder(s) of Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Old Notes, without alteration, enlargement or any change whatsoever.
If any of the Old Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Old Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.
If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Old Notes are tendered; and/or (ii) untendered Old Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Old Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.
If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.
Signatures on this Letter must be guaranteed by an Eligible Institution, unless Old Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an Eligible Institution. If Old Notes are registered in the name of a person other than the signer of this Letter, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.
4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 3 or 4, as applicable, the name and address to which the New Notes or certificates for Old Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.
5. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offers. If, however, the New Notes or certificates for Old Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Old Notes to the Company or their order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder. Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.
6. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Old Notes tendered.
7. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.
8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.
IMPORTANT: THIS LETTER (TOGETHER WITH CERTIFICATES REPRESENTING TENDERED OLD NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.